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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ashford Inc.
Dallas, Texas

        We hereby consent to the incorporation by reference in this Registration Statement of our report dated March 8, 2019, relating to the consolidated financial statements, of Ashford Inc., incorporated by reference in the Annual Report of Braemar Hotels & Resorts Inc. (formerly Ashford Hospitality Prime, Inc.) on Form 10-K for the year ended December 31, 2018.

        We also consent to the reference to us under the caption "Experts" in the Registration Statement.

/s/ BDO USA, LLP

BDO USA, LLP
Dallas, Texas

November 13, 2019

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm